Exhibit 10.1
THIRD AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) dated as of January 15, 2009 is among M/I HOMES, INC., an Ohio corporation (“Borrower”), JPMORGAN CHASE BANK, N.A., as Agent (“Agent”), and the Lenders and other parties hereto.

RECITALS

WHEREAS, Borrower, the Lenders and Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of October 6, 2006 (as amended by a First Amendment to Second Amended and Restated Credit Agreement dated as of August 28, 2007, a Second Amendment to Second Amended and Restated Credit Agreement dated as of March 27, 2008 and as further amended, renewed and restated from time to time, the “Credit Agreement”).

WHEREAS, Borrower and the Lenders desire to amend the Credit Agreement to provide for a Secured Borrowing Base (as such term and other capitalized terms used, but not otherwise defined in this Amendment, are defined in the Credit Agreement) and the administration thereof by or on behalf of Agent and to make certain other changes in the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto hereby agree as follows:

1.           Amendment of Section 1.

(a)           New Definitions.  The following defined terms are hereby added to Section 1 of the Credit Agreement in correct alphabetical order to read as follows:

“Acceptable Appraisal” shall mean an appraisal commissioned by and addressed to Agent (reasonably acceptable to Agent as to form, assumptions, substance and appraisal date) prepared by a qualified licensed professional appraiser reasonably acceptable to Agent and complying in all material respects with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

“Aggregate Outstandings” shall mean, at any time, the sum of the aggregate principal amount of all Loans and the Facility L/C Obligations, in each case outstanding at such time.

“Appraised Value” shall mean, with respect to any Real Property or any portion thereof, the appraised value of such Real Property or portion thereof set forth in the most-recent Acceptable Appraisal obtained by Agent pursuant to the Loan Documents.  The Appraised Value of Real Property shall be adjusted to take into account any portion that has been sold or otherwise transferred.  The Appraised Value of a portion of Real Property shall be calculated based on the Acceptable Appraisal for such Real Property and allocated to such portion of such Real Property by Borrower based on the methodology described in Exhibit I.  The Appraised Value of all or any portion of a Real Property shall be adjusted to take into account the value of ongoing or completed construction of Housing Units and improvements to Lots under Development based on the methodology described in Exhibit I.

“Blocked Account Control Agreement” shall mean a blocked account control agreement by and among Borrower, PNC Bank, National Association, as depositary bank and/or securities intermediary, and PNC Bank, National Association, as Collateral Agent (as defined in subsection 10.12), executed and delivered in accordance with Section 10(c) of the Third Amendment and any successor agreement, all of which shall be in form and substance reasonably satisfactory to Agent and Borrower.

“Collateral Agreement” shall mean the Collateral Agreement executed by Borrower and each other Loan Party (other than M/I Financial Corp. and M/I Title Agency Ltd.) in accordance with Section 10(c) of the Third Amendment, which shall be in form and substance reasonably satisfactory to Agent and Borrower.

“Consolidated Tangible Net Worth Tier” shall mean, at any time, the applicable tier determined by reference to the Consolidated Tangible Net Worth of Borrower set forth in the grid below:

Consolidated Tangible Net Worth	Minimum Consolidated Tangible Net Worth Tier
≥$250,000,000	Tier 1
<$250,000,000 but ≥ $200,000,000	Tier 2
<$200,000,000 but ≥ $150,000,000	Tier 3
<$150,000,000	Tier 4

“Defaulting Lender” shall mean any Lender, as determined by Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) otherwise failed to pay over to Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (c) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Initial Period” shall mean the period from and including the Third Amendment Effective Date until July 20, 2009, as such date may be extended by Agent, in its reasonable discretion, upon terms and conditions reasonably satisfactory to Agent for up to three consecutive one-month periods.

“Limited Permitted Liens” shall mean, as of any date, (a) Liens permitted under subsections 7.2(a), 7.2(c), 7.2(d), 7.2(g) or 7.2(h) of this Agreement and (b) Liens that are allowed exceptions to coverage in the applicable Title Insurance Policy.

 “Mortgaged Property” shall mean the Real Property of the Loan Parties, as to which there has been granted, for the benefit of Agent and the Lenders, a Lien pursuant to a Mortgage.  Mortgaged Property includes Qualified Real Property.

“Mortgage” shall mean each of the mortgages, deeds of trust and similar instruments (including any spreader, amendment, restatement or similar modification of any existing Mortgage) made by any Loan Party (other than M/I Financial Corp. or M/I Title Agency Ltd. ) in favor or for the benefit of Agent for the benefit of itself and the Lenders, in form and substance reasonably satisfactory to Agent and Borrower.

“Operating Account” shall mean a deposit account or securities account (to which are credited only cash) maintained by Borrower with Agent or its designee in which Agent has for the ratable benefit of the Lenders and Agent a first priority perfected security interest and Lien as collateral security for the Obligations.

“Qualified Real Property” shall mean, with respect to any Loan Party or Loan Parties (other than M/I Financial Corp. and M/I Title Agency Ltd.) as of any date, Real Property that is owned solely or jointly and severally by such Person(s) where:

(a)           Agent shall have received an Acceptable Appraisal (the fees and expenses associated with such Acceptable Appraisal to be paid by Borrower in accordance with the terms of this Agreement);

(b)           Agent shall have received environmental assessment reports, in form and substance reasonably satisfactory to Agent from an environmental consulting firm reasonably satisfactory to Agent, and within 15 days after such reports are made available to the Lenders by Agent, Agent shall not have received notice from the Required Lenders that such reports or firm are(is) not satisfactory to the Required Lenders;

(c)           Agent shall have received, upon its request, a copy of all recorded documents referred to, or listed as exceptions to title in, the policy or policies referred to in clause (e) below and a copy of all other material documents affecting such Real Property;

(d)           Agent shall have received a Mortgage covering such Real Property duly executed and delivered by a duly authorized officer of each party thereto and  recorded and filed (or evidence satisfactory to Agent that such Mortgage has been recorded and filed)in the appropriate offices in order to create valid and perfected first priority Liens on such Real Property in favor of Agent and Agent shall have received such other evidence that all other actions that Agent may reasonably deem necessary or desirable in order to create valid and perfected first priority Liens on such Real Property have been taken;

(e)           Agent shall have received from a title insurance company acceptable to Agent (the “Title Insurance Company”) in respect of such Real Property a mortgagee’s title insurance policy (or policies) and endorsements thereto or marked up unconditional commitment for such insurance (the “Title Insurance Policy”), in each case in form and substance reasonably satisfactory to Agent and containing such endorsements as Agent may reasonably require;

(f)           Agent shall have received evidence satisfactory to it that such Real Property is covered by property and liability insurance that is reasonably satisfactory to Agent and, in the case of property insurance, names Agent an additional insured and as mortgagee;

(g)           Agent shall have received evidence satisfactory to it that all premiums in respect of the policies referred to in clause (e) above, all charges for mortgage recording tax, recording charges and all related expenses, if any, have been paid;

(h)           Agent shall have received (i) a flood hazard certificate, (ii) a policy of flood insurance to the extent improvements on such Real Property are located in a federally designated “Flood Zone”, which policy provides coverage in an amount not less than the book value of such Real Property located in a “Flood Zone” or the maximum limit of coverage made available with respect to the particular type of Real Property located in the “Flood Zone” under the National Flood Insurance Act of 1968, whichever is less, to the extent available and (iii) evidence satisfactory to Agent that all actions relating such Real Property as are required by regulations implementing the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973 with respect to loans in areas having special flood hazards have been accomplished;

(i)           Agent shall have received any opinion letter from local counsel reasonably requested by Agent addressed to Agent and the Lenders in the jurisdiction in which such Real Property is located with respect to the enforceability, validity and form of the Mortgage and any related fixture filings, all in form and substance reasonably satisfactory to Agent;

(j)           Borrower shall have executed and delivered or caused to be executed and delivered at Borrower’s sole cost and expense, any reports, financing or continuation statements and other agreements, amendments, documents, assignments, statements or instruments in each case in form and substance satisfactory to Agent as may be reasonably necessary to evidence, perfect or otherwise implement and maintain the Lien on such Real Property as collateral security for the Obligations (in the case of the Borrower) or for the Guaranteed Obligations (as defined in the Guaranty Agreement in the case of the Guarantors);

(l)           Such Real Property is subject to a valid enforceable first priority Lien and perfected security interest in favor of Agent for the ratable benefit of the Lenders and Agent (subject only to Limited Permitted Liens) as collateral security for the Obligations (in the case of the Borrower) or for the Guaranteed Obligations (as defined in the Guaranty Agreement in the case of the Guarantors); and

(m)           Ninety (90) days shall have passed from the date on which the applicable Mortgage is properly recorded in the applicable real property records.

 “Real Property” shall mean Land owned, leased or hereafter acquired or leased by a Loan Party (other than M/I Financial Corp. and M/I Title Agency Ltd.), together with the right, title and interest of such Loan Party in and to the streets, the land lying in the bed of any streets, roads or avenues, opened or proposed, in or of, the air space and development rights pertaining to the Land and the right to use such air space and development rights, all rights of way, privileges, liberties, tenements, hereditaments and appurtenances belonging or in any way appertaining thereto, all fixtures, all easements now or hereafter benefiting the Land and all royalties and rights  appertaining to the use and enjoyment of the Land necessary for the residential development of such Land, together with all of the buildings and other improvements now or hereafter erected on the Land, and any fixtures appurtenant thereto and all related personal property.

“Secured Borrowing Base” shall mean, as of any date, an amount calculated as follows: (a) 100% of Secured Borrowing Base Cash plus (b) 40% of the aggregate Appraised Value of Qualified Real Property.  Notwithstanding anything to the contrary herein, the Secured Borrowing Base shall be subject to the following limitations, calculated based on book value as in effect from time to time: (i) not more than 25% of the aggregate Secured Borrowing Base shall be comprised of Qualified Real Property in a Single Market, except Columbus Ohio; (ii) not more than 35% of the aggregate Secured Borrowing Base shall be comprised of Qualified Real Property in the Columbus, Ohio Single Market; (iii) not more than 25% of the aggregate Secured Borrowing Base shall be comprised of Lots under Development; and (iv) not more than 30% of the aggregate Secured Borrowing Base shall be comprised of Unimproved Entitled Land.  The Secured Borrowing Base shall not include any unimproved, unentitled Real Property.

“Secured Borrowing Base Account” shall mean one or more deposit accounts or securities accounts (to which are credited only cash and Secured Borrowing Base Permitted Investments) maintained by Borrower with Agent or its designee in which Agent has for the ratable benefit of the Lenders and Agent a first priority security interest and Lien, perfected by control pursuant to a Blocked Account Control Agreement, as collateral security for the Obligations.

“Secured Borrowing Base Cash” shall mean cash and Secured Borrowing Base Permitted Investments held or maintained in the Secured Borrowing Base Account in which Agent has for the ratable benefit of the Lenders and Agent a first priority security interest and Lien, perfected by control pursuant to a Blocked Account Control Agreement, as collateral security for the Obligations.

“Secured Borrowing Base Permitted Investments” shall mean those investments listed on Schedule 4 to the Collateral Agreement.

“Security” shall mean all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Documents.

“Security Documents” shall mean, collectively, the Collateral Agreement, the Mortgages, the Blocked Account Control Agreement and all other security documents hereafter delivered to Agent granting a Lien on any property of any Person to secure the Obligations (in the case of Borrower) or of the amounts guaranteed by the Guaranty Agreement (in the case of a Guarantor).

“Single Market” shall mean, as of any date, a metropolitan statistical area as defined by the United States Office of Management and Budget for use by federal statistics agencies.

“Third Amendment” shall mean the Third Amendment to this Agreement dated as of January 15, 2009 among Borrower, Agent, Agent and the Lenders.

“Third Amendment Effective Date” shall mean the date that the Third Amendment becomes effective in accordance with its terms.

“Title Insurance Policy” shall have the meaning given in clause (e) of the definition of Qualified Real Property.

(b)           Amended Definitions.  The definitions of “Borrowing Base Indebtedness” and “Inventory Valuation Date” are deleted from Section 1 of the Credit Agreement, and the following defined terms in Section 1 of the Credit Agreement are hereby amended and restated to read as follows:

“Aggregate Commitment” shall mean, at any time after the Third Amendment Effective Date, the aggregate Commitments of all the Lenders in the amount determined by reference to the Minimum Consolidated Tangible Net Worth tier set forth in the grid below, as such commitment amount may be reduced (but not increased) from time to time pursuant to the terms of this Agreement:

Minimum Consolidated Tangible Net Worth Tier	Aggregate Commitment
Tier 1	$150,000,000
Tier 2	$125,000,000
Tier 3	$100,000,000
Tier 4	$ 60,000,000

Effective upon the date that the Aggregate Commitment is reduced, each Lender’s Commitment will be reduced in accordance with its Ratable Share.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Eurodollar Rate for any day shall be based on the rate appearing on the Reuters BBA Libor Rates Page 3750 (or on any successor or substitute page of such page) at approximately 11:00 a.m. London time on such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

(c)           Loan Documents.  Section 1 of the Credit Agreement is hereby amended by inserting in the definition of “Loan Documents” after “the Guaranty Agreements” a comma (,) followed by the words “Security Documents.”

(d)           Secured Indebtedness.  The definition of “Secured Indebtedness” in Section 1 of the Credit Agreement is hereby amended to replace the parenthetical “(excluding Indebtedness owing to Borrower or any of its Subsidiaries)” with the parenthetical “(excluding Indebtedness owing (i) to Borrower or any of its Subsidiaries or (ii) under this Agreement or any other Loan Document).”

2.           Amendment of Section 2.

(a)           Secured Borrowing Base Coverage.  Subsection 2.1(b) of the Credit Agreement is hereby amended and restated to read as follows:

(b)           Secured Borrowing Base Coverage.

(i)           Availability.  During the Initial Period, the Aggregate Outstandings shall not at any time exceed the lesser of $65,000,000 and the Aggregate Commitment and shall be subject to prepayment in accordance with subsection 2.6(b), and no Loan shall be made, and no Facility L/C shall be issued or amended if after giving effect to the incurrence of such Loan or the issuance or amendment of such Facility L/C, the Aggregate Outstandings would exceed the lesser of $65,000,000 and the Aggregate Commitment.  After the end of the Initial Period, the Aggregate Outstandings shall not at any time exceed the lesser of the Secured Borrowing Base and the Aggregate Commitment and shall be subject to prepayment in accordance with subsection 2.6(b), and no Loan shall be made and no Facility L/C shall be issued or amended if after giving effect to the incurrence of such Loan or the issuance or amendment of such Facility L/C, the Aggregate Outstandings would exceed the lesser of the Secured Borrowing Base and the Aggregate Commitment.

(ii)           Releases of Security During Initial Period.  During the Initial Period, Borrower may request the release of all or any portion of a Mortgaged Property from the Liens of Agent, whereupon Agent shall release its Liens on such Mortgaged Property within ten (10) Business Days after receipt of such request so long as (A) no Default or Event of Default has occurred and is continuing and (B) concurrently with such release the net proceeds, if any, from the disposition of such Mortgaged Property are deposited into the Operating Account.  During the Initial Period, Borrower may request the release of Secured Borrowing Base Cash from the Secured Borrowing Base Account in the amount, if any as of any date, by which the cash and Cash Equivalents on the consolidated balance sheet of Borrower minus Secured Borrowing Base Cash is less than $25,000,000, whereupon Agent shall release such Secured Borrowing Base Cash within three (3) Business Days after receipt of such request so long as no Default or Event of Default has occurred and is continuing.  Notwithstanding the foregoing, Borrower may not request, and Agent shall not be required to, release, as of any date, Secured Borrowing Base Cash from the Secured Borrowing Base in an amount less than $1,000,000 and any $10,000 increments in excess thereof, with such increments being calculated by rounding down to the nearest multiple of $10,000.

           (iii)           Releases after Initial Period.  After the Initial Period, Borrower may request in writing that Agent release its Lien on Secured Borrowing Base Cash or Mortgaged Property, or any portion or combination thereof.  Agent shall release its Lien on Secured Borrowing Base Cash or Mortgaged Property (or any portion thereof, including any related personal property) within ten (10) days of receipt by Agent of a notice pursuant to this subsection (iii) so long as (and by requesting a release Borrower shall be deemed to have represented and warranted to Agent and the Lenders that the following conditions have been satisfied): (A) no Default or Event of Default has occurred and is then continuing or would result therefrom; (B) after giving effect to such release and any substitution of Mortgaged Properties (or any portion thereof), the Aggregate Outstandings do not exceed the lesser of the Aggregate Commitment and the Secured Borrowing Base, (C) if such release is of any Secured Borrowing Base Cash or if Mortgaged Property subject to the request for a release constitutes more than 10% of the Secured Borrowing Base, Borrower has delivered to Agent a current Borrowing Base Certificate evidencing compliance with this Agreement, and (D) concurrently with such release the net proceeds, if any, from any disposition of such Mortgaged Property are deposited into the Operating Account.  Notwithstanding the foregoing, Borrower may not request, and Agent shall not be required to, release, as of any date, Secured Borrowing Base Cash from the Secured Borrowing Base in an amount less than $1,000,000 and any $10,000 increments in excess thereof, with such increments being calculated by rounding down to the nearest multiple of $10,000.  Upon the release of Agent’s Liens on any Secured Borrowing Base Cash or Mortgaged Property, such Secured Borrowing Base Cash or Mortgaged Property shall no longer be included in the calculation of the Secured Borrowing Base.

(iv)           Modifications to Mortgaged Property.  A Loan Party (other than M/I Financial Corp. and M/I Title Agency Ltd.) may, without consent of any Lender, Agent or any Person (A) make immaterial dispositions (including, but not limited to, lot line adjustments) of portions of any Mortgaged Property for dedication or public and permit the creation of Liens to secure the levy of special assessments in favor of, Governmental Authorities, community development districts and property owners’ associations, (B) make immaterial dispositions of portions of the Mortgaged Property to third parties for the purposes of resolving any encroachments issues, (C) grant easements, restrictions, covenants, reservations and rights-of-way for resolving minor encroachment issues or for access, water and sewer lines, telephone cable and internet lines, electric lines or other utilities or for other similar purposes, and (D) consent to or join in any land use or other development approval documents (including subdivision plats, easements and the like) provided that such disposition, grant or consent does not materially impair the value, utility or operation of the applicable Mortgaged Property.  In connection with any disposition or creation of any Lien or any grant or consent permitted pursuant to this subsection (iv), Agent shall execute and deliver or cause to be executed and delivered any instrument reasonably necessary or appropriate in the case of the dispositions referred to above to release the portion of the Mortgaged Property affected by such disposition from the Lien of the applicable Mortgage, or to subordinate the Lien of the applicable Mortgage, or acknowledgement that the Lien of any Mortgage is subordinate, to such Liens, easements, restrictions, covenants, reservations and rights-of-way or other similar grants, or to evidence such consent or joinder, in each case upon receipt by Agent of (I) ten (10) Business Days’ prior written notice thereof; (II) a copy of the applicable instrument or instruments of disposition or subordination; and (III) a certificate from an officer of Borrower stating that such disposition does not materially impair the value, utility or operation of the applicable Mortgaged Property.

(v)           Appraisals.  Agent shall be entitled to obtain, and at the request of Agent or Required Lenders shall obtain, at Borrower’s expense, a new Acceptable Appraisal of each Real Property (or any portion thereof) included in the Secured Borrowing Base not more than once every twelve (12) months during the term of this Agreement.  In addition to the foregoing, Agent will be entitled to obtain (A) at Borrower’s expense, additional Acceptable Appraisals of any such Real Property (or any portion thereof) if (I) an Event of Default exists, or (II) an appraisal is required under applicable Requirements of Law and (B) at the Lenders’ expense, such additional and other Acceptable Appraisals at any time and from time to time as Agent shall request.

(vi)           Administration of Secured Borrowing Base.  The Secured Borrowing Base shall be administered by Agent in accordance with such reasonable requirements as may be established by Agent, as such requirements are described in a notice to Borrower prior to giving effect thereto.  Administration of the Secured Borrowing Base shall include, without limitation those activities described on Exhibit I.

(vii)           Costs and Expenses.  Subject to the limitations and conditions contained in this Agreement, Borrower shall pay all reasonable fees and expenses  associated with any of the actions taken under this Section 2.1(b) including, without limitation, (A) all reasonable fees and charges with respect to any appraisal, re-appraisal,  and survey costs, (B) title insurance charges and premiums, (C) title search or examination costs, including abstracts, abstractors' certificates and uniform commercial  code searches, (D) judgment and tax lien searches for each Loan Party (other than M/I Financial Corp. and M/I Title Agency Ltd.), (E) reasonable fees and costs of environmental investigations, site assessments and remediations, (F) recordation taxes, documentary taxes, transfer taxes and mortgage taxes, (G) filing and recording fees, (H) reasonable legal fees and expenses and (I) reasonable subcontractor costs and expenses.

(viii)           Calculation of Secured Borrowing Base.  (A) Within thirty (30) days after the end of each calendar month, beginning with the calendar month ending December 31, 2008, (B) on demand by Agent so long as an Event of Default has occurred and is continuing, and (C) at such other times as required by this Agreement, Borrowers shall provide Agent with a Borrowing Base Certificate showing Borrower’s calculations of the components of the Secured Borrowing Base.  On demand from Agent, Borrower shall provide Agent with all documentation and other data supporting such calculations as Agent may require.  In the event that Agent notifies Borrower in writing of any inaccuracy in a Borrowing Base Certificate, the amount calculated as the Secured Borrowing Base in such Borrowing Base Certificate shall be revised as reasonably determined by Agent.

(ix)           Other Releases and Subordinations; Satisfaction of Aggregate Commitments.  Agent and Lenders agree that:

(A)           Borrower may request the release or subordination of the security interests and Liens of Agent on the Security that is (A) uneconomical, excess, damaged, obsolete or worn out or scrap personal property, (B) other personal property being replaced with personal property of substantially equivalent value or (C) being pledged to a secured party providing Secured Indebtedness, whereupon Agent shall release (or to the extent approved by any such secured party subordinate) such security interests and Liens within ten (10) Business Days after receipt of such request so long as (and by requesting a release or subordination Borrower shall be deemed to have represented to Agent and the Lenders that) the following conditions have been satisfied:  (I) no Default or Event of Default has occurred and is then continuing or would result therefrom; (II) to the extent such Security is being pledged to a secured party providing Secured Indebtedness, such Secured Indebtedness is permitted under Section 7.1, (III) after giving effect to such release or subordination Aggregate Outstandings do not exceed the lesser of the Aggregate Commitment and the Secured Borrowing Base (or, during the Initial Period, $65,000,000) and (IV) concurrently with any such release or subordination of a Mortgaged Property the net proceeds from such Secured Indebtedness are deposited into the Operating Account.

(B)           Release of Liens Upon Termination of Commitments.  Agent and Lenders agree that, upon the termination of the Commitments, termination or expiration of all Facility L/Cs and indefeasible payment and satisfaction in full of Aggregate Outstandings, all of the security interests in, and Liens on, the Security shall be released, discharged and terminated, and Agent shall (I) execute (as applicable) and deliver Uniform Commercial Code termination statements (and does hereby authorize the Loan Parties from and after such date, to file or cause to be filed such termination statements), intellectual property release documents and such other instruments of release and discharge pertaining to the security interests and other Liens granted to Agent pursuant to the Security Documents in any of the Security being so released as Borrower may reasonably request to effectuate or to reflect of public record the release and discharge of any such security interests, and liens, and (II) deliver promptly all Security in its possession to the extent that the Liens on such Security are being released, discharged or terminated.  All of the foregoing deliveries shall be at the expense of Borrower, with no liability to Agent or any Lender and with no representation or warranty by or recourse to Agent or any Lender.

(x)           Maintenance of the Secured Borrowing Base.  As of the Closing Date, Borrower shall transfer to the Secured Borrowing Base Account an amount equal to cash and Cash Equivalents on Borrower’s consolidated balance sheet in excess of $25,000,000, if any, and thereafter, during the Initial Period, Borrower shall from time to time transfer additional amounts to the Secured Borrowing Base Account such that Secured Borrowing Base Cash at all times is not less than the amount, if any, by which cash and Cash Equivalents on Borrower’s consolidated balance sheet exceeds $25,000,000.  Notwithstanding the foregoing, Borrower shall not be required to transfer to the Borrowing Base Account as of any date, including the Closing Date, an amount less than $1,000,000 plus any increments in excess thereof,  rounded up to the nearest multiple of $10,000.  After the end of the Initial Period, Borrower agrees at all times to cause the Secured Borrowing Base to be not less than the Aggregate Outstandings.

(xi)           Operating Account.  So long as any Commitment remains in effect, any portion of any Note or Reimbursement Obligation remains outstanding and unpaid, any Facility L/C remains outstanding that is not fully collateralized with cash in a manner satisfactory to the LC Issuer thereof and to Agent, or any other amount is owing to Agent or any Lender, Borrower agrees that it will maintain the Operating Account pursuant to arrangements satisfactory to Agent at Agent’s office in the name of Borrower but subject to the control of Agent, for the benefit of the Lenders and LC Issuers.  Borrower hereby pledges, assigns and grants to Agent, on behalf of and for the ratable benefit of the Lenders and LC Issuers, a security interest in all of Borrower’s right, title and interest in and to the Operating Account and all funds which may from time to time be on deposit in the Operating Account to secure prompt and complete payment and performance of the Obligations.  Unless and until an Event of Default shall occur and be continuing, Agent will honor all withdrawal, payment, transfer and other fund disposition or instructions from Borrower that Borrower is otherwise entitled to give in respect of the Operating Account.  So long as an Event of Default has occurred and is continuing, Agent shall be entitled to cease honoring all such instructions concerning the Account, and Borrower shall have no right or ability to access or withdraw or transfer funds from the Operating Account.

(b)           Interest.  Subsections 2.5(b), (c) and (d) of the Credit Agreement are hereby amended and restated to read as follows:

(b)           On and after the Third Amendment Effective Date, the Applicable Margins and the Applicable Commitment Rate shall be determined by reference to the Minimum Consolidated Tangible Net Worth in accordance with the following table and provisions of this subsection 2.5(b):

Minimum Consolidated Tangible Net Worth Tier	Tier 1	Tier 2	Tier 3	Tier 4
Applicable Eurodollar Margin and Applicable Facility L/C Rate	4.50%	4.75%	5.00%	5.25%
Applicable ABR Margin	3.50%	3.75%	4.00%	4.25%
Applicable Commitment Rate	0.45%	0.45%	0.50%	0.50%

(c)           The Applicable Margins and Applicable Commitment Rate under the foregoing pricing grid shall be determined with reference to the Minimum Consolidated Tangible Net Worth Tier as of the last day of each fiscal quarter.  The determination of the Minimum Consolidated Tangible Net Worth Tier shall be made from the most recent annual or quarterly financial statements of Borrower delivered pursuant to subsection 6.1, and adjustment, if any, to the Applicable Margins and Applicable Commitment Rate shall take place on, and be effective from and after, the fifth Business Day after the date on which Agent has received such financial statements.

(d)           If, as a result of any restatement of or other adjustment to the financial statements of Borrower or a calculation error, Borrower or Agent determines that (i) the Minimum Consolidated Tangible Net Worth Tier as calculated by Borrower as of any applicable date was inaccurate, and (ii) a proper calculation of the Minimum Consolidated Tangible Net Worth Tier would have resulted in higher pricing for such period, Borrower shall immediately and retroactively be obligated to pay to Agent, for the account of the applicable Lenders, promptly on demand by Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to Borrower under the Bankruptcy Code, automatically and without further action by Agent, any Lender or any LC Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period.  This subsection 2.5(d) shall not limit the rights of Agent, any Lender or any LC Issuer as the case may be under Section 9.  Borrower’s obligations under this subsection 2.5(d) shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

(c)           Mandatory Prepayment.  Subsection 2.6(b) of the Credit Agreement is amended and restated to read as follows:

(b)           If as of any date, (i) during the Initial Period, the Aggregate Outstandings exceed the lesser of $65,000,000 and the Aggregate Commitment or (ii) after the end of the Initial Period, the Aggregate Outstandings exceed the lesser of the Secured Borrowing Base and the Aggregate Commitment, then Borrower shall within three Business Days thereafter prepay Loans and/or cash collateralize the Facility L/C Obligations in accordance with the procedures set forth in Section 8 in an aggregate amount equal to such excess.

(d)           Swingline Loans.  Subsection 2.12(d) of the Credit Agreement is amended to insert “Secured” immediately before the phrase “Borrowing Base requirements.”

(e)           Issuance of Facility L/Cs.  Clauses (ii), (iii) and (iv) of subsection 2.15(c) of the Credit Agreement are amended and restated to read as follows:

(ii)           if, after giving effect to the issuance, amendment or extension of the Facility L/C requested hereunder, the aggregate principal amount of the Facility L/C Obligations would exceed the lesser of (A) $100,000,000 and (B) the Aggregate Commitment;

(iii)           if, after giving effect to the issuance, amendment or extension of the Facility L/C Requested hereunder the Aggregate Outstandings would exceed the amount permitted by subsection 2.1(b);

(iv)           intentionally omitted;

(f)           Defaulting Lenders.  A new subsection 2.24 is added to the Credit Agreement immediately after subsection 2.23 to read as follows:

2.24           Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender is or becomes a Defaulting Lender, then, for so long as such Lender is a Defaulting Lender:

(a)           the Commitment and Obligations of such Defaulting Lender shall not be included in determining the Required Lenders for purposes of taking any action hereunder; and

(b)           Borrower shall within three Business Days following notice by Agent cash collateralize such Defaulting Lender’s Ratable Share of the Facility L/C Obligations and Swingline Loans by depositing cash collateral at Agent’s office in accordance with the procedures set forth in Section 8 for so long as any such Facility L/C Obligations or Swingline Loans remain outstanding.

This subsection 2.24 may not be amended without the prior written consent of the Swingline Lender, the LC Issuer and Required Lenders.

3.           Amendment of Section 4.  Section 4 of the Credit Agreement is amended to add immediately after subsection 4.19 and a new subsection 4.20 to read as follows:

4.20           Security Documents.  Subject to the release provisions of subsection 2.1(b), the Collateral Agreement is effective to create in favor of Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Security described therein and proceeds thereof.  The account(s) (and the cash and Secured Borrowing Base Permitted Investments maintained therein) described in the Collateral Agreement and the Blocked Account Control Agreement is(are) subject to a security interest perfected by control.  When financing statements in appropriate form are filed in the appropriate jurisdictions, the security interest created by the Collateral Agreement shall constitute a fully perfected Lien on all right, title and interest of Borrower and the Guarantors in such Security (other than such Security in which a security interest cannot be perfected by filing a financing statement under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction), as security for the Obligations (in the case of Borrower) or for the Guaranteed Obligations (as defined in the Guaranty Agreement in the case of the Guarantors), in each case prior and superior in right to any other Person except (other than with respect to the Secured Borrowing Base Cash), Limited Permitted Liens and Liens permitted by subsection 7.2(b).

4.           Amendment of Section 6.

(a)           Borrowing Base Certificate.  Each of subsections 6.3 and 6.4 of the Credit Agreement is amended and restated to read “Intentionally Omitted.”

(b)           Minimum Tangible Net Worth.  Subsection 6.11 of the Credit Agreement is amended and restated to read as follows:

6.11           Maintenance of Consolidated Tangible Net Worth.  Maintain at all times during the Commitment Period a Consolidated Tangible Net Worth (“Minimum Tangible Net Worth”) in amounts equal to or exceeding (i) $100,000,000 plus (ii) fifty percent (50%) of Consolidated Earnings (without deduction for losses and excluding the effect of any decreases in any Deferred Tax Valuation Allowance) earned for each completed fiscal quarter ending after December 31, 2008 to the date of determination, excluding any quarter in which the Consolidated Earnings are less than zero) plus (iii) the amount of any reduction or reversal in Deferred Tax Valuation Allowance for each completed fiscal quarter ending after December 31, 2008.

(c)           Leverage Ratio.  Subsection 6.12 of the Credit Agreement is amended and restated to read as follows:

6.12           Maintenance of Leverage Ratio.  Maintain during the Commitment Period a Leverage Ratio not in excess of 2.00 to 1.00.

5.           Amendment of Section 7.

(a)           Secured Indebtedness.  Subsection 7.1 of the Credit Agreement is hereby amended to insert after the phrase “$25,000,000 at any time outstanding” the parenthetical “(other than Secured Indebtedness in an aggregate amount not in excess of $35,000,000 in the nature of Contingent Obligations in respect of Letters of Credit fully secured by a Lien on cash and Cash Equivalents).”

(b)           Limitation on Investments.  Subsection 7.6(b) of the Credit Agreement is amended to replace the words “five percent (5%)” with the words “ten percent (10%),” and Subsection 7.6(e) of the Credit Agreement is amended to replace the words “fifteen percent (15%)” with the words “twenty-five percent (25%).”

(c)           Housing Inventory.  Subsection 7.13 of the Credit Agreement is amended to replace the words “thirty percent (30%)” with the words “forty percent (40%)” and to replace the words “sixty percent (60%)” with the words “eighty percent (80%).”

6.           Amendment of Section 8.  Subsection 8.1 is amended to replace the phrase “as required by subsections 8.2, 8.3 or 8.4” with the phrase “as required by subsections 2.24, 8.2, 8.3 or 8.4”, and the first sentence in subsection 8.4(a) is amended to replace “If” with the phrase “Except as otherwise contemplated in subsection 2.24, if”.

7.           Amendment of Section 9.  The reference to (a) “subsection 6.4” in subsection (2) of Section 9 of the Credit Agreement is amended and restated to read “subsection 2.1(b)(x)” and (b) “subsection 6.3” in subsection (4) of Section 9 of the Credit Agreement is amended and restated to read “subsection 2.1(b)(viii).”  Subsection (11) of Section 9 of the Credit Agreement is amended and restated and a new subsection (12) is added immediately thereafter, each to read as follows:

(11)           Except with respect to releases of Liens permitted under this Agreement, any of the Security Documents shall cease, for any reason, to be in full force and effect, or any Loan Party (other than M/I Financial Corp. and M/I Title Agency Ltd.) or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall fail or cease to be enforceable and of the same effect and priority purported to be created thereby; or

(12)           Any Loan Party shall default in the observance of any term, covenant or agreement contained in any Security Document and such default shall continue unremedied for 30 consecutive days.

8.           Amendment of Section 10.  Subsections 10.1, 10.3, 10.4, 10.6, 10.7 of the Credit Agreement are amended to replace the word “Guaranty Agreement” with “other Loan Documents”; and a new subsection 10.12 is added immediately after subsection 10.11 of the Credit Agreement to read as follows:

10.12                      Security Administration.

(a)           Without limiting the authority of Agent hereafter to act or to appoint others to act as agent for itself and the Lenders under this Agreement and other Loan Documents, pursuant to subsection 10.2, Agent is authorized to assign and delegate to an agent (the “Collateral Agent”) some or all of Agent’s rights and duties in respect of Security, including without limitation, the administration of the Secured Borrowing Base as contemplated by Exhibit I, and Agent and the Lenders agree that Section 10 of this Agreement shall apply to any Collateral Agent in respect of the Security as if Section 10 were restated in full in favor of Agent and any Collateral Agent, as applicable.  With the consent of the Lenders, Agent hereby appoints PNC Bank, National Association as a Collateral Agent, and PNC Bank, National Association hereby accepts such appointment.  Additionally, PNC Bank, National Association is hereby appointed as Documentation Agent under this Agreement.  Each Lender acknowledges that PNC Bank, National Association has been selected by Agent with reasonable care, that Agent shall not be responsible for negligence or misconduct thereof and that Agent shall be fully protected in relying thereon.  Agent is authorized, directly or indirectly, to acquire, hold and enforce Liens on Security and to exercise related powers and perform such related duties in respect of Security, together with such other powers as are reasonably incidental thereto.  Except to the extent expressly provided in this Agreement or any other Loan Document with respect to Security, neither Agent nor any of its agents in such capacity shall have any duties or responsibilities or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent or any of its agents.

(b)           References to Agent in this Agreement and the other Loan Documents include, as applicable, references to agents of Agent, including any Collateral Agent, and references to Lenders entitled to the benefit of Security include, without limitation, Agent and its agents.  Each Person acting as agent for Agent shall be (i) entitled to the same benefits of the indemnification, waiver and other protective provisions to which Agent is entitled under this Agreement (including, without limitation, the right to resign pursuant to subsection 10.10), (ii) entitled to take actions in its own name, including, without limitation, the creation and termination of Liens on Security by any Collateral Agent in accordance with this Agreement, and (iii) subject to removal by Agent, in its sole discretion, or by the Required Lenders in accordance with subsection 10.10.

(c)           Each Lender hereby irrevocably authorizes and directs Agent, directly or indirectly, to (i) enter into the Security Documents for the benefit of such Lender and hereby agrees that any action taken by Required Lenders in accordance with terms of this Agreement or the Security Documents and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and (ii) take (but shall have no obligation to take) any action with respect to any Security or Security Documents which may be necessary or desirable to perfect or maintain perfected Liens upon the Security on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender.

(d)           Each Lender hereby irrevocably authorizes Agent to release any Lien in accordance with subsection 2.1(b).  Upon request by Agent at any time, each Lender will confirm in writing Agent’s authority to release Security pursuant to this subsection 10.12(d) and to take other actions in respect of Security.

(e)           Subject to subsection 10.12(d), Agent, directly or indirectly, shall (and is hereby irrevocably authorized by each Lender) to execute such documents as may be necessary to evidence the release of Liens granted directly or indirectly to Agent on Security; provided that (i) Agent shall not be required to execute any such document on terms which, in Agent’s opinion, would expose Agent or any of its agents to or create any liability or entail any consequences other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations.

(f)           Neither Agent nor any of its agents shall have any obligation to any Lender or any other Person to assure that Security exists or is owned by Borrower or any other Loan Party or is cared for, protected or insured or that the Liens granted directly or indirectly to Agent herein or in any of the Security Documents or pursuant hereto or thereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority or to exercise or to continue exercising at all or in any matter any of the rights, authorities or powers directly or indirectly granted or available to Agent under this subsection 10.12 or in any of the Security Documents or under any duty of care, disclosure or fidelity.

(g)           In accordance with subsection 10.4, Agent and its agents shall be fully protected in writing on any Loan Document and any other writing or communication believed by it in good faith to be genuine and correct.  Except as expressly provided herein, neither Agent nor any of its agents shall be under any obligation independently to investigate, evaluate or exercise discretion with respect to any matter, including, without limitation, any appraisal, environmental assessment, survey, flood hazard certificates, insurance certificates or policies, title policies or title documents.

9.           Amendment of Exhibits to Credit Agreement.  The Credit Agreement is hereby amended by:

(a)           Borrowing Base Certificate.  Deleting Exhibit A in its entirety and inserting in lieu thereof a new Exhibit A in the form attached hereto as Exhibit A.

(b)           Compliance Certificate.  Deleting Exhibit F in its entirety and inserting in lieu thereof a new Exhibit F in the form attached hereto as Exhibit F.

(c)           Administration of Secured Borrowing Base.  Adding a new Exhibit I in the form attached hereto as Exhibit I.

10.           Conditions Precedent.  This Amendment shall be effective as of the date ("Amendment Effective Date") upon which the following conditions are satisfied:

(a) Agent shall have received from the Borrower and the Required Lenders a counterpart of this Amendment signed on behalf of each such party.

(b) Agent shall have received from the Guarantors the Consent and Agreement substantially in the form attached hereto as Appendix A.

(c) Counterpart copies of the Collateral Agreement and the Blocked Account Control Agreement shall have been duly executed and delivered to Agent by each party thereto, together with each Uniform Commercial Code financing statement required by the Security Documents or under law or reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, for the benefit of Lenders, a perfected Lien on the Security described therein, in each case in proper form for filing, registration or recordation.

(d) Any Secured Borrowing Base Cash (in an amount required by subsection 2.1(b)(x)) shall have been deposited in the Secured Borrowing Base Account subject to the Blocked Account Control Agreement.

(e) Agent shall have received favorable written opinions (addressed to Agent and Lenders) of counsel to the Loan Parties, in form and substance reasonably satisfactory to Agent and covering such matters relating to the Loan Parties, the Loan Documents and this Amendment as Agent shall reasonably request, including, without limitation, perfection of security interests and no conflicts with the Senior Notes.

(f) Agent shall have received a Borrowing Base Certificate calculated as of November 30, 2008.

(g) Agent shall have received such other documents and certificates as the Agent or its counsel may reasonably request relating to the organization or formation, existence and good standing of the Borrower, the authorization of this Amendment and any other legal matters relating to the Borrower, the Agreement or this Amendment, all in form and substance satisfactory to the Agent and its counsel.

(h) Agent shall have received for the account of each Lender entitled thereto, an amendment fee in the an amount equal to 0.30% of such Lender’s Commitment calculated as of the Third Amendment Effective Date, but such fees shall be payable only to each Lender that has delivered (including by way of facsimile or electronic mail) its executed signature page to this Amendment.

(i) Agent shall have received all other fees and other amounts due and payable on or prior to the Amendment Effective Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including with out limitation, Agent’s and any of its agent’s (including any Collateral Agent’s) attorneys fees.

Agent shall notify the Borrower and the Lenders of the Amendment Effective Date, and such notice shall be conclusive and binding.

11.           Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof:

(a) The representations and warranties of the Loan Parties in the Loan Documents are true and correct in all material respects.

(b) There exists no Default or Event of Default.

12.           Ratification.  The Credit Agreement, as amended hereby, is hereby ratified and remains in full force and effect.

13.           Counterparts.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement and any of the parties hereto may execute this Amendment by signing any such counterpart.

IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Amendment to be duly executed as of the date first above written.
BORROWER: M/I HOMES, INC. By: Phillip G. Creek Executive Vice President and Chief Financial Officer

LENDERS: JPMORGAN CHASE BANK, N.A., As Lender and Agent By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO SECOND AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

WACHOVIA BANK, NATIONAL ASSOCIATION By: Name: _________________________________ Title: _________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

THE HUNTINGTON NATIONAL BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

KEYBANK NATIONAL ASSOCIATION By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

CHARTER ONE BANK, N.A. By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

SUNTRUST BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

REGIONS BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

BANK OF MONTREAL By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

GUARANTY BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

NATIONAL CITY BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

U.S. BANK NATIONAL ASSOCIATION By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

LASALLE BANK NATIONAL ASSOCIATION By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

PNC BANK, NATIONAL ASSOCIATION By: Name: Luis Donoso Title: Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

CITY NATIONAL BANK, a national banking association By: Name: _________________________________ Title: _________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

FIFTH THIRD BANK, an Ohio banking corporation By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

FRANKLIN BANK, S.S.B., a Texas chartered bank By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

COMERICA BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

COMPASS BANK By: Name: _________________________________ Title: __________________________________

SIGNATURE PAGE TO THIRD AMENDMENT TO SECOND AMENDED AND

RESTATED CREDIT AGREEMENT WITH M/I HOMES, INC.

BANK UNITED, FSB By: Name: _________________________________ Title: __________________________________

SCHEDULE 1

COMMITMENTS

Lender	Commitment[1]	Ratable Share
JPMorgan Chase Bank, N.A.	$13,269,230.77	8.846153846%
Wachovia Bank, National Association	$13,269,230.77	8.846153846%
The Huntington National Bank	$12,692,307.69	8.461538461%
KeyBank National Association	$10,384,615.39	6.923076923%
Charter One Bank, N.A.	$9,230,769.23	6.153846153%
SunTrust Bank	$9,230,769.23	6.153846153%
Regions Bank	$8,076,923.08	5.384615384%
Bank of Montreal	$8,076,923.08	5.384615384%
Guaranty Bank	$8,076,923.08	5.384615384%
National City Bank	$8,076,923.08	5.384615384%
US Bank National Association	$8,076,923.08	5.384615384%
LaSalle Bank National Association	$6,923,076.92	4.615384615%
PNC Bank, N.A.	$6,923,076.92	4.615384615%
City National Bank	$5,769,230.77	3.846153846%
Fifth Third Bank	$5,769,230.77	3.846153846%
Franklin Bank, S.S.B.	$5,769,230.77	3.846153846%
Comerica Bank	$4,615,384.61	3.076923076%
Compass Bank	$3,461,538.46	2.307692307%
Bank United, F.S.B.	$2,307,692.31	1.538461538%
Total	$ 150,000,000.00	100%

1 The Commitments indicated in this Schedule I are calculated based on an Aggregate Commitment of $150,000,000 and are subject to periodic proportionate reduction upon reduction of the Aggregate Commitment.

Sch-1

EXHIBIT A

BORROWING BASE CERTIFICATE

To:           Agent and each Lender

Ladies and Gentlemen:

This letter is to comply with subsection 6.3 of the Second Amended and Restated Credit Agreement dated October 6, 2006 (as amended, the “Credit Agreement”), among M/I Homes, Inc., as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Agent and is for the monthly accounting period ended.  Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

Attached hereto is the calculation of the Secured Borrowing Base. All figures in this calculation are as at the end of the monthly accounting period set forth in the first paragraph of this letter. The undersigned certifies that, to the best knowledge of the undersigned, the calculation set forth herein is true and accurate in all material respects.

Certified by:

__________________________________
[Chief Financial Officer, Treasurer,
or Controller] of M/I Homes, Inc.

Attachment

Ex. A-1

Attachment to

M/I Homes, Inc.

Borrowing Base Certificate

______________, 20__

$000’s
1. Secured Borrowing Base Cash:	$
2. Appraised Value of Qualified Real Property:
3.Current book value of following Qualified Property in Secured Borrowing Base:
A. Qualified Real Property by Single Markets:
1.	$
2.	$
3.	$
B. Current book value of Lots Under Development:	$
C. Current book value of Unimproved Entitled Land:	$
4.Borrowing Base Percentages:
A. Secured Borrowing Base Cash:	100%
B. Qualified Real Property:	40%
5.Gross Borrowing Base:
A. Line 1 times Line 4.A.:	$
B. Line 2 times Line 4.B.	$
C.Sum of Line 5.A. plus 5.B..:	$
6.Limitations on Borrowing Base:
A.Line 3.A.1. times Line 4.B.:
B.Line 3.A.2. times Line 4.B.:
C.Line 3.A.3. times Line 4.B.
D.Line 3.B. times Line 4.B.:
E.Line 3.C. times Line 4.B.:
F. Aggregate amount by which any of Lines 6.A., 6.B. and6.C. exceed 25% (35% in the case of Columbus Ohio) of Line 5.C.	$
G. Amount by which Line 6.D. exceeds 25% of Line 5.C.:	$
H. Amount by which Line 6.E. exceeds 30% of Line 5.C.:	$
7.Borrowing Base (Line 5.E. minus Line 6.F.minus Line 6.G. minus Line 6.H.):	$
8.Aggregate Outstandings:	$
9.7 minus Line 8 (Availability (Overadvance)):	$

Ex. A-1-1

EXHIBIT F

COMPLIANCE CERTIFICATE

[LETTERHEAD OF M/I HOMES, INC.]
[DATE]

To: Agent and each Lender

Ladies and Gentlemen:

This letter is being sent to you to comply with subsection 6.2 of the Second Amended and Restated Credit Agreement effective as of October 6, 2006 (as amended, the "Credit Agreement") and is being delivered to you for the period of [insert yearly or quarterly period as appropriate] for which period the undersigned has heretofore delivered, or is herewith delivering, the financial statements provided for in subsection 6.1 of the Credit Agreement (the "Financial Statements"). [The undersigned hereby certifies that such Financial Statements are true and accurate in all material respects, subject to normal year-end audit adjustments (Note: only required with delivery of unaudited Financial Statements)]. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

The undersigned certifies that, after due examination by the undersigned and to the best of the knowledge of the undersigned, M/I Homes, Inc. and each of its Subsidiaries during the period stated above has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement, the Notes, the Guaranty Agreement and the Security Documents to be observed, performed or satisfied by it, and that the undersigned has no knowledge of any Default or Event of Default except [list any Defaults or Events of Default; if none, end sentence before "except"].

Additionally, I have enclosed a statement showing in detail the calculation of ratios and other covenants, in accordance with corresponding subsections of the Credit Agreement, as required by the Credit Agreement.

Yours very truly,

By:

Printed Name:

Title:

Enclosure

Ex. F-1

CONFIDENTIAL
STATEMENT OF CALCULATION OF CERTAIN COVENANTS
[Date]
Subsection No.	Covenant
1. 6.11
Maintain a Minimum Tangible Net Worth of at least:  (i) $100,000,000 plus (ii) 50% of Consolidated Earnings (without deduction for losses and excluding the effect of any decreases in any Deferred Tax Valuation Allowance) earned for each completed fiscal quarter ending after December 31, 2008 to the date of determination plus (iii) the amount of any reduction or reversal in Deferred Tax Valuation Allowance for each completed fiscal quarter ending after December 31, 2008
(i) above:                                                                                      $100,000,000
Plus (ii) above:                                                                            $___________
Plus (iii) above:                                                                           $___________
Required Minimum Tangible Net Worth:                               $___________
Consolidated Tangible Net Worth =                                       $____________

2. 6.12	Maintain a Leverage Ratio not in excess of 2.00 to 1.00.
Consolidated Indebtedness: $
Consolidated Tangible Net Worth: $
Leverage Ratio = _____________ to 1.00
3. 6.13
Maintain an Interest Coverage Ratio of not less than 1.50 to 1.00.

The maintenance of an Interest Coverage Ratio of less than 1.50 to 1.00 as of the end of any fiscal quarter shall not constitute a violation of subsection 6.13(a) as long as Borrower, as of the end of such fiscal quarter, is in compliance with subsections 6.12 and 6.17.

EBITDA (for four quarters) $
Consolidated Interest Incurred (for four quarters): $
Interest Coverage Ratio = _____________ to 1.00
4. 6.17
If, for the period ending the last day of the most recently ended fiscal quarter (a) the Interest Coverage Ratio is less than 1.50 to 1.00 and (b) the ratio of (i) Adjusted Cash Flow from Operations (“ACFO Ratio”) for the four fiscal quarters then ended to (ii) Consolidated Interest Incurred by the Borrower and its Subsidiaries for such four fiscal quarters is less than 1.50 to 1.00, until the end of the next fiscal quarter when the Interest Coverage Ratio is not less than 1.50 to 1.00 or the ACFO Ratio is not less than 1.50 to 1.00, the Borrower shall maintain Unrestricted Cash in an amount not less than $25,000,000.

(i) Adjusted Cash Flow From Operations: $ (ii) Consolidated Interest Incurred: $ (iii) Ratio of (i) to (ii) (AFCO Ratio) _______ to _____
Unrestricted Cash = $_____________
5. 7.1	Secured Indebtedness not to exceed $25,000,000.
Secured Indebtedness = $
6. 7.5
Adjusted Land Value not to exceed 125% of the sum of (a) Consolidated Tangible Net Worth plus (b) 50% of Subordinated Indebtedness.

Adjusted Land Value

(i) book value of all Land:                                                               $
less (ii) the sum of

     (a) book value of Land and Lots under Contract:$
      and (b) the lesser of (1) the product of (x) number
      of  Housing Units contracted for during the last
      six months and (y) average book value of all
      Finished Lots and Lots under Contract or:                             $

(2) 25% of Consolidated Tangible Net Worth:                             $

Adjusted Land Value:                                                                       $

(a) Consolidated Tangible Net Worth:                                           $

Plus (b) 50% of Subordinated Indebtedness:                                $

Total [(a) + (b)] =                                                                                $

X 1.25 =                                                                                                $

7. 7.6(b)
Limit on extension of credit in connection with                            $
the sale of land of 10% of Consolidated
Tangible Net Worth.

10% of Consolidated Tangible Net Worth:                                    $

Aggregate amount of extensions of credit in                                $
connection with the sale of Land:

Maximum maturity of any such extensions of
credit not to exceed five years:                                                       ________________

8. 7.6(e)
Limit on Investments in Joint Ventures of twenty-five percent (25%) of Consolidated Tangible Net Worth, provided that Borrower has no less than a 20% interest in each such joint venture and that management and control decisions for each such joint venture require Borrower's consent and approval.

25% of Consolidated Tangible Net Worth:                                    $

Investments in Joint Ventures:                                                         $

Lowest percentage interest of Borrower in a joint venture:   ___________%

9. 7.13
The number of Speculative Housing Units, as at the end of any fiscal quarter, not to exceed the greater of (a) the number of Housing Unit Closings occurring during the period of twelve (12) months ending on the last day of such fiscal quarter, multiplied by forty percent (40%) or (b) the number of Housing Unit Closings occurring during the period of six (6) months ending on the last day of such fiscal quarter, multiplied by eighty percent (80%).

Speculative Housing Units:

(a) Housing Unit Closings in last 12 months:________ x 40% =

(b) Housing Unit Closings in last 6 months:________ x 80% =

(c)  Speculative Housing Units:

Ex. F-1-1

EXHIBIT I

ADMINISTRATION OF SECURITY AND SECURED BORROWING BASE

Subject to the prior written consent of Agent, which Agent may exercise in its sole discretion:

(a)           Security Documents.  The Collateral Agreement, the Blocked Account Control Agreement, each Mortgage and all other Security Documents shall be in form and substance satisfactory to Agent.

(b)           Security Generally. On or prior to the Third Amendment Effective Date, Agent shall receive duly executed copies of the Collateral Agreement and Blocked Account Control Agreement and, promptly thereafter, searches of records evidencing that financing statements have been filed in all appropriate jurisdictions to perfect a security interest conforming to the representation contained in Section 4.20 of this Agreement, and, at all times thereafter, Agent shall receive such other agreements, amendments, documents, assignments, statements or instruments, in each case in form and substance satisfactory to Agent, as may be reasonably necessary to evidence, perfect or otherwise implement the Lien created by the Security Documents as collateral security for the performance and repayment of the Obligations (in the case of Borrower) or of the Guaranteed Obligations (as defined in the Guaranty Agreement in the case of the Guarantors) in accordance with the requirements of the Credit Agreement.

(c)           Secured Borrowing Base Cash.  So long as the Secured Borrowing Base includes Secured Borrowing Base Cash, such Secured Borrowing Base Cash will be held by or on behalf of Agent in the Secured Borrowing Base Account subject to the Blocked Account Control Agreement.

(d)           Qualified Real Property.  So long as the Secured Borrowing Base includes Qualified Real Property, Agent shall have received those documents, instruments and agreements contemplated for the Real Property by the definition of Qualified Real Property.

(e)           Review of Borrowing Base Certificates.  Each Borrowing Base Certificate will be subject to review and testing pursuant to such methodologies as Agent shall reasonably determine.

(f)           Calculation of Appraised Value of Qualified Real Property and Secured Borrowing Base.  The Appraised Value of any Qualified Real Property included in the Secured Borrowing Base shall be subject to adjustments from time to time approved by Agent in its reasonable discretion to take into account partial dispositions, costs of improvement, damage, destruction, other casualty, condemnation, eminent domain, contamination and other adverse events.  Except as otherwise reasonably determined by

Ex. I-1

Agent in its discretion, Borrower may, but shall not be required to, (i) calculate the Appraised Value of Qualified Real Property as the actual Appraised Value plus the book value of improvements since the prior measurement date and (ii) upon disposition of any such Qualified Real Property, deduct from the Appraised Value an amount equal to (A) cost of goods sold as a result of such disposition times (B) a fraction equal to the most recent adjusted Appraised Value of such Qualified Real Property divided by the corresponding book value of such Qualified Real Property (including improvements thereto).  Agent may determine that the Appraised Value of a Qualified Real Property is $0.00 as a result of material damage, destruction, other casualty, condemnation, eminent domain, contamination or other adverse event affecting such Qualified Real Property.

(g)           Inspections.  Agent or its employees, agents or representatives shall be entitled to inspect Qualified Real Property from time to time, as follows:

(i)           at Agent's option, but no more than twice in any calendar year unless an Event of Default has occurred and is continuing, Agent may review the inventory status from the financial records of the Loan Parties, which will include sales reports, copies of  contracts, paid invoices, etc.;

(ii)           at Agent's option, a portion of any material vertical construction may be selected at random;

(iii)           land development work for Qualified Real Property will be inspected periodically, but not more than twice in any calendar year unless an Event of Default has occurred and is continuing, by Agent in its discretion; and

(iv)           material negative variances between calculations of the Borrowing Base made by Borrower as adjusted by Agent’s calculations will be discussed with Borrower and, if not satisfactorily resolved, will be reflected in the next Borrowing Base Certificate delivered hereunder.

All inspections made by Agent or its employees, agents or representatives, shall be made solely and exclusively for the protection and benefit of the Lenders and neither Borrower nor any other Person shall be entitled to claim any loss or damage against Agent, Agent, any Lender or any of their respective employees, agents or representatives for failure to properly discharge any alleged duties of Agent.

(h)           Work-in-Progress Documentation.  Agent shall be entitled to inspect not more than once each quarter documentation with a scope reasonably identified by Agent with respect to any work-in-progress, including, without limitation, sales contracts, loan commitments, buyer deposits, lot purchase closing statements, certificates of occupancy, notices of commencement, etc.

(i)           Budget.  Upon request of Agent from time to time, a budget setting forth the estimates of the total cost of construction for specific Housing Units of a reasonable number and size included in the Secured Borrowing Base shall be provided by Borrower to Agent, at Borrower’s sole expense.

(j)           Plan and Cost Review.  Upon request of Agent from time to time, plans and cost budgets with respect to land development work in respect of Qualified Real Property of a reasonable size shall be provided by Borrower to Agent, at Borrower’s expense.

(k)           Title Updates.  So long as an Event of Default has occurred and is continuing, Agent may require, from time to time, such title updates (including without limitation, ownership and encumbrance reports) with respect to Qualified Real Property to confirm the lien status of such Security (in particular, that the Security Documents continue to constitute a first lien on and security interest in such Security subject only to Limited Permitted Liens), as Agent deems reasonably prudent all at the Borrower’s sole expense.

(l)           Appraisals.  From time to time, Agent will require Appraisals to be made in accordance with Section 2.1(b).

Ex. I-2

Appendix A

CONSENT AND AGREEMENT OF GUARANTORS

THIS CONSENT AND AGREEMENT OF GUARANTORS ("Consent") is executed and delivered as of January __, 2009, by the undersigned (the "Guarantors"), in favor of the "Lenders" under that certain Second Amended and Restated Credit Agreement dated October 6, 2006, among M/I Homes, Inc., the Lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., in its capacity as Agent. Such Credit Agreement, as it has been and may be amended, modified or supplemented from time to time, is hereinafter referred to as the "Credit Agreement." Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

WITNESSETH:

WHEREAS, the Guarantors have executed and delivered a Guaranty Agreement dated October 6, 2006 in favor of the Lenders under the Credit Agreement or a Supplemental Guaranty thereto (collectively, the "Guaranty"); and

WHEREAS, the Borrower, the Agent and certain Lenders have entered into that certain Third Amendment to Second Amended and Restated Credit Agreement of even date herewith amending the Credit Agreement (the "Amendment"); and

WHEREAS, it is a condition to the Amendment that the Guarantors shall have executed this Consent;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby consent to the Amendment and agree that (a) the Guaranty Agreement continues in full force and effect and (b) the Guarantors’ obligations under the Guaranty Agreement are not subject to any defense, counterclaim or right of offset.

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IN WITNESS WHEREOF, this Consent has been duly executed by the Guarantors as of the day and year first set forth above.

M/I FINANCIAL CORP., an Ohio corporation

By:
Name:                Phillip G. Creek
Title:                  Executive Vice President and Chief Financial
           Officer

NORTHEAST OFFICE VENTURE, LIMITED
LIABILITY COMPANY, a Delaware limited liability
company
By:  M/I Homes, Inc., its sole member

By:
Name:                Phillip G. Creek
Title:                  Executive Vice President and Chief Financial
                           Officer

M/I HOMES SERVICE, LLC, an Ohio limited liability company
By M/I Homes, Inc., its sole member

                                By:
                        Name:                Phillip G. Creek
                    Title:                  Executive Vice President and Chief Financial
                                           Officer

MHO, LLC, a Florida limited liability company

By:
Name:                     J. Thomas Mason
Title:                      President and Assistant Secretary

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MHO HOLDINGS, LLC, a Florida limited liability company

By:
Name:                J. Thomas Mason
Title:                  Executive Vice President, General
           Counsel and Secretary

M/I PROPERTIES LLC, an Ohio limited liability company
By:  M/I Homes, Inc., its sole member

                                By:
                        Name:                Phillip G. Creek
                                        Title:                  Executive Vice President and Chief Financial
                                           Officer

M/I HOMES OF FLORIDA, LLC, a Florida limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:                Phillip G. Creek
Title:          Executive Vice President and Chief Financial
           Officer

M/I HOMES OF ORLANDO, LLC, a Florida limited liability company

By:
Name:                Phillip G. Creek
Title:          Executive Vice President and Chief Financial
           Officer

M/I HOMES OF TAMPA, LLC, a Florida limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

3

M/I HOMES OF WEST PALM BEACH, LLC, a Florida l
imited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

K-TAMPA, LLC, a Florida limited liability company,
by M/I Homes of Tampa, LLC, its manager

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

M/I HOMES OF DC, LLC, a Delaware limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
          Officer

M/I HOMES OF CHARLOTTE, LLC, a Delaware
limited liability company

By:
Name:               Phillip G. Creek
Title:         Executive Vice President and Chief Financial
                  Officer

M/I HOMES OF RALEIGH, LLC, a Delaware
limited liability company

By:
Name:              Phillip G. Creek
Title:        Executive Vice President and Chief Financial
         Officer

4

THE FIELDS AT PERRY HALL, L.L.C., a Maryland
limited liability company

By:
Name:              Phillip G. Creek
Title:                Senior Vice President, Chief Financial Officer
                         and Assistant Secretary

WILSON FARM, L.L.C., a Maryland limited liability company

By:
Name:             Phillip G. Creek
Title:               Senior Vice President, Chief Financial Officer
                        and Assistant Secretary

M/I HOMES OF CENTRAL OHIO, LLC, an Ohio
limited liability company

By:
Name:            Phillip G. Creek
Title:      Executive Vice President and Cheif Financial
               Officer

M/I HOMES OF CINCINNATI, LLC, an Ohio limited
liability company

By:
Name:            Phillip G. Creek
Title:      Executive Vice President and Cheif Financial
               Officer

5

M/I HOMES OF INDIANA, L.P., an Indiana limited
partnership
By M/I Homes First Indiana LLC, its sole general partner

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
                      Officer

M/I HOMES FIRST INDIANA LLC, an Indiana limited
 liability company

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I HOMES SECOND INDIANA LLC, an Indiana
limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

TRANSOHIO RESIDENTIAL TITLE AGENCY, LTD.,
an Ohio limited liability company
By:  M/I Homes, Inc., its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

6

M/I-MAJESTIC OAKS GP, LLC, a Florida limited
liability company
By:  M/I Homes of Tampa, LLC, its sole member

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I HOMES OF CHICAGO, LLC, a Delaware limited
 liability company

By:
Name:           Phillip G. Creek
Title:     Executive Vice President and Chief Financial
              Officer

M/I TITLE AGENCY LTD., a Ohio limited liability
company

By:
Name:           Phillip G. Creek
Title:     Executive Vice Preseident and Chief Financial
              Officer

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